Exhibit 99.1
This news release contains forward-looking statements, including those regarding our anticipated financial results for our first fiscal quarter; our ability to sustain the positive trends in margin expansion and revenue growth in fiscal 2011; our focus on diversification and a differentiated business model; the ability of this focus to continue to grow throughout fiscal 2011; the momentum of our three business segments; the continuation of our positive trends for fiscal 2011; and our currently expected second quarter of fiscal year 2011 net revenue, core operating income, core and GAAP earnings per share results and the components thereof. The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our determination as we finalize our financial results for our first fiscal quarter that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; a change in our focus; adverse changes in the demand, or expected demand, of our customers; adverse changes in current macro-economic conditions, both in the U.S. and internationally; our financial performance during and after the current economic conditions; our ability to maintain and improve costs, quality and delivery for our customers; risks and costs inherent in litigation; whether our realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; our ability to take advantage of perceived benefits of offering customers vertically integrated services; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Jabil Posts Fast Start to Fiscal 2011 with Record First Fiscal Quarter
Revenue and Earnings Exceed Guidance
St. Petersburg, FL — December 20, 2010...Jabil Circuit, Inc. (NYSE: JBL), reported its preliminary, unaudited financial results for the first quarter of fiscal year 2011, ended November 30, 2010. “We believe our results for the first quarter represent an excellent start to fiscal 2011,” said Timothy L. Main, President and CEO of Jabil. “Revenue growth was accompanied by margin improvement and a passionate dedication to customer service across our business segments.”
(Definitions used: “GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges and loss on disposal of subsidiary. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, loss on disposal of subsidiary, certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil reports core operating income, core earnings and core earnings per share to provide investors an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income and Jabil’s core earnings and core earnings per share to its GAAP net income and GAAP earnings per share and additional information in the supplemental information.)
First Quarter 2011
Net revenue for the first quarter of fiscal 2011 was $4.1 billion compared to $3.1 billion for the same period of fiscal 2010.
GAAP results:
GAAP operating income for the first quarter of fiscal 2011 was $156.0 million compared to $66.3 million for the same period of fiscal 2010.

GAAP net income for the first quarter of fiscal 2011 was $106.7 million compared to $28.3 million for the same period of fiscal 2010.
GAAP diluted earnings per share for the first quarter of fiscal 2011 was $0.49 compared to $0.13 for the same period of fiscal 2010.
Core results:
Core operating income for the first quarter of fiscal 2011 was $181.9 million or 4.5 percent of net revenue compared to $106.5 million or 3.4 percent of net revenue for the same period of fiscal 2010.
Core earnings for the first quarter of fiscal 2011 were $132.1 million compared to $68.3 million for the same period of fiscal 2010.
Core diluted earnings per share for the first quarter of fiscal 2011 was $0.61 compared to $0.32 for the same period of fiscal 2010.
Sequential First Quarter Fiscal 2011

Operational Highlights
•	GAAP operating income increased 51.5 percent.

•	GAAP earnings increased $0.22 per fully diluted share.

•	Core operating income increased 15.9 percent.

•	Core earnings increased $0.09 per fully diluted share.
Balance Sheet and Cash Flow Highlights
•	Cash flow used in operations for the quarter was $82.7 million.

•	Sales cycle was 16 days for the first quarter of fiscal 2011.

•	Annualized inventory turns were seven for the first quarter of fiscal 2011.

•	Capital expenditures for the first quarter of fiscal 2011 were $101.3 million.

•	Depreciation for the first quarter of fiscal 2011 was $69.0 million.

•	Cash and cash equivalent balances were $630.2 million at the end of the first quarter of fiscal 2011.

•	Core return on invested capital was 28.1 percent for the first quarter of fiscal 2011.

•	A $0.07 dividend was paid on December 1, 2010.
Business Update
“We believe our focus on diversification and a differentiated business model will allow us to continue growth throughout 2011,” said Timothy L. Main, Jabil’s President and CEO. Main said, “We see good momentum in our three business segments as we continue on a record setting pace for fiscal 2011.”
Jabil management indicated that it expects net revenue for its second quarter of fiscal 2011 to range from $3.85 billion to $3.95 billion.
Jabil estimated that its core operating income for its second quarter of fiscal 2011 will range from $160 to $170 million or 4.1 to 4.3 percent of net revenue.
Jabil indicated that it expects its core earnings per share for its second quarter of fiscal 2011 to range from $0.49 to $0.53 per diluted share.
GAAP earnings per share are expected to be in a range from $0.37 to $0.41 per diluted share for its second quarter of fiscal 2011. (GAAP earnings per share for the second quarter of fiscal 2011 is currently estimated to include $0.03 per share for amortization of intangibles and $0.09 per share for stock-based compensation.)

Supplemental Information
The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and impairment charges, goodwill impairment charges, certain distressed customer charges, loss on disposal of subsidiary, certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core return on invested capital, core earnings and core earnings per share to provide investors an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.
Company Conference Call Information
Jabil will hold a conference call to discuss the first fiscal quarter 2011 earnings today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The earnings conference call will be recorded and archived for playback on the web at http://www.jabil.com. A taped replay of the conference call will also be available December 20, 2010 at approximately 7:30 p.m. ET through midnight on December 27, 2010. To access the replay, call (800) 642-1687 from within the United States, or (706) 645-9291 outside the United States. The pass code is: 31638513. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.
About Jabil
Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 22 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.
Investor & Media Contact:
Beth Walters
Senior Vice President, Investor Relations & Communications
Jabil Circuit, Inc.
(727) 803-3511
beth_walters@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	November 30,	August 31,
	2010	2010
ASSETS
Current assets:
Cash and cash equivalents	$630,154	$744,329
Trade accounts receivable, net	1,183,949	1,408,319
Inventories	2,158,235	2,094,135
Prepaid expenses and other current assets	594,244	349,165
Income taxes receivable	32,363	35,560
Deferred income taxes	26,102	22,510

Total current assets	4,625,047	4,654,018

Property, plant and equipment, net	1,485,309	1,451,392
Goodwill and intangible assets, net	130,222	132,568
Deferred income taxes	59,024	55,101
Other assets	84,852	74,668

Total assets	$6,384,454	$6,367,747

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and long-term lease obligations	$198,928	$167,566
Accounts payable	2,592,939	2,741,719
Accrued expenses	599,795	672,252
Income taxes payable	28,895	19,236
Deferred income taxes	4,577	4,401

Total current liabilities	3,425,134	3,605,174

Notes payable, long-term debt and long-term lease obligations, less current installments	1,099,449	1,018,930
Income tax liability	89,442	86,351
Deferred income taxes	3,547	1,462
Other liabilities	59,755	63,058

Total liabilities	4,677,327	4,774,975

Equity:
Jabil Circuit, Inc. stockholders’ equity
Common stock	222	220
Additional paid-in capital	1,561,564	1,541,507
Retained earnings	213,883	123,303
Accumulated other comprehensive income	134,421	122,062
Treasury stock at cost	(218,679)	(209,046)

Total Jabil Circuit, Inc. stockholders’ equity	1,691,411	1,578,046

Non-controlling interests	15,716	14,726

Total equity	1,707,127	1,592,772

Total liabilities and equity	$6,384,454	$6,367,747

JABIL CIRCUIT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three months ended
	November 30,	November 30,
	2010	2009
Net revenue	$4,082,181	$3,088,256
Cost of revenue	3,771,590	2,856,480

Gross profit	310,591	231,776

Operating expenses:
Selling, general and administrative	142,449	131,553
Research and development	5,741	7,697
Amortization of intangibles	5,969	7,105
Restructuring and impairment charges	432	3,435
Loss on disposal of subsidiary	—	15,722

Operating income	156,000	66,264

Interest, net and other	21,112	20,247

Income before income taxes	134,888	46,017

Income tax expense	27,477	17,136

Net income	107,411	28,881

Net income attributable to non-controlling interests, net of income tax expense	734	593

Net income attributable to Jabil Circuit, Inc.	$106,677	$28,288

Earnings per share:
Income attributable to the stockholders of Jabil Circuit, Inc.:
Basic	$0.50	$0.13

Diluted	$0.49	$0.13

Weighted average shares outstanding:
Basic	214,395	213,665

Diluted	217,405	215,059

JABIL CIRCUIT, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP FINANCIAL MEASURES
(In thousands, except for per share data)
(Unaudited)

	Three months ended
	November 30,	November 30,
	2010	2009
Operating income (GAAP)	$156,000	$66,264
Amortization of intangibles	5,969	7,105
Stock-based compensation and related charges	19,500	13,981
Restructuring and impairment charges	432	3,435
Loss on disposal of subsidiary	—	15,722

Core operating income (Non-GAAP)	$181,901	$106,507

Net income (GAAP)	$106,677	$28,288
Amortization of intangibles, net of tax	5,958	7,093
Stock-based compensation and related charges, net of tax	19,005	13,710
Restructuring and impairment charges, net of tax	432	3,438
Loss on disposal of subsidiary, net of tax	—	15,722

Core earnings (Non-GAAP)	$132,072	$68,251

Earnings per share: (GAAP)
Basic	$0.50	$0.13

Diluted	$0.49	$0.13

Core earnings per share: (Non-GAAP)
Basic	$0.62	$0.32

Diluted	$0.61	$0.32

Common shares used in the calculations of earnings per share (GAAP):
Basic	214,395	213,665

Diluted	217,405	215,059

Common shares used in the calculations of earnings per share (Non-GAAP):
Basic	214,395	213,665

Diluted	217,405	215,059